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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) - March 21, 2005


                          Allied Waste Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                  1-14705                                  88-0228636

         (Commission File Number)              (IRS Employer Identification No.)


 15880 N. Greenway-Hayden Loop, Suite 100
            Scottsdale, Arizona                              85260
 (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01        Other Events

On March 21, 2005, Allied Waste Industries, Inc. issued the following press release:

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785

                                                          FOR IMMEDIATE RELEASE


                  ALLIED WASTE ANNOUNCES COMPLETION AND FUNDING
                  OF $3.425 BILLION CREDIT FACILITY REFINANCING

             --Improves Liquidity, Financial Covenants and Pricing--

Scottsdale, AZ - March 21, 2005 - Allied Waste Industries, Inc. (NYSE: AW) today announced that it has completed the refinancing and funding of its credit facility. The new credit facility includes a $1.35 billion term loan, a $1.575 billion revolving credit facility and a $500 million institutional letter of credit facility. The term loan and institutional letter of credit facility are both priced at LIBOR plus 200 basis points. The revolving credit facility is priced at LIBOR plus 300 basis points and includes grid-based pricing tied to changes in the company's leverage ratio.

The refinancing of the existing credit facility was the final piece of the multifaceted financing plan announced on February 22, 2005 that included the offering of $600 million of 7.25% senior notes, $600 million of mandatory convertible preferred stock and $100 million of common stock.

Additional terms of the new credit facility include the following:

o Maturities - Maturity of the revolver was extended from 2008 to 2010. The term loan and institutional letter of credit facilities were extended from 2010 to 2012 and will amortize at an annual rate of 1% of the principal from 2005 through 2011, with the balance due 2012.

o Liquidity - Revolver capacity was increased from $1.5 billion to $1.575 billion and the institutional letter of credit facility was increased from $200 million to $500 million, giving the company over $1 billion of available capacity.

o Covenants - Financial covenants are consistent with those in the previous credit facility and include an Interest Coverage Covenant (EBITDA* / Interest) and a Leverage Covenant (Debt / EBITDA*). The minimum and maximum thresholds under these covenants improved to the following:

   Interest Coverage Minimum Threshold:

             For the                    Through the
         Quarter Ending              Quarter Ending             EBITDA*/Interest
     -------------------------   -----------------------      ------------------
     March 31, 2005              December 31, 2005                1.85x
     March 31, 2006              June 30, 2006                    1.95x
     September 30, 2006          December 31, 2006                2.00x
     March 31, 2007              March 31, 2007                   2.10x
     June 30, 2007               June 30, 2007                    2.15x
     September 30, 2007          March 31, 2008                   2.20x
     June 30, 2008               September 30, 2008               2.25x
     December 31, 2008           December 31, 2008                2.30x
     March 31, 2009              June 30, 2009                    2.40x
     September 30, 2009          December 31, 2009                2.55x
     March 31, 2010              Thereafter                       2.75x



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   Leverage Maximum Threshold:

           For the                  Through the
        Quarter Ending             Quarter Ending             Total Debt/EBITDA*
     -------------------------    ----------------------      ------------------
     March 31, 2005               December 31, 2005               6.50x
     March 31, 2006               June 30, 2006                   6.25x
     September 30, 2006           December 31, 2006               6.00x
     March 31, 2007               June 30, 2007                   5.75x
     September 30, 2007           December 31, 2008               5.50x
     March 31, 2009               June 30, 2009                   5.25x
     September 30, 2009           December 31, 2009               5.00x
     March 31, 2010               Thereafter                      4.50x


"We are pleased with the successful completion of the refinancing of the credit facility, which was the final piece of our multifaceted financing plan," said Pete Hathaway, Executive Vice President and CFO of Allied Waste. "We now have a clear path to execute our operational initiatives with minimal debt maturities over the next three years, ample room under our revised covenants and over $1 billion of available capacity under our revolver. We will also reduce our annual cash interest payments by almost $60 million, partially offset by $38 million of new dividends, for a net annual benefit of over $20 million."

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2004, Allied Waste served customers through a network of 314 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states.

*EBITDA used for debt covenant calculations is determined as defined in the credit facility agreement. The Company does not use this calculation of EBITDA as a measure of financial performance or as a gauge of liquidity. This information is being provided for disclosure regarding the terms of our new credit facility.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, the execution of Allied Waste's operating strategy.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for our services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in our cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt, possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior



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

management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (18) risks associated with undisclosed liabilities of acquired businesses; (19) we may not realize the net benefits of best practice programs; (20) potential errors in accounting estimates and judgments; (21) the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; and (22) the outcome of legal proceedings.

Other factors which could materially affect such forward-looking statements can be found in Allied Waste's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied Waste's Annual Report on Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and Allied Waste undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ALLIED WASTE INDUSTRIES, INC.


                            By: /s/ PETER S. HATHAWAY
         ---------------------------------------------------------------
                                Peter S. Hathaway
              Executive Vice President and Chief Financial Officer





Date:  March 22, 2005